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                                     23(e)a.

                       Amendment to Distribution Agreement

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                       AMENDMENT TO DISTRIBUTION AGREEMENT
                        DATED JANUARY 1, 1997, AS AMENDED

Effective May 1, 2007, Transamerica Capital, Inc. will replace AFSG Securities Corporation as distributor to the portfolios of the AEGON/Transamerica Series Trust.

In all other respects, the Distribution Agreement dated as of January 1, 1997, as amended, is confirmed and remains in full force and effect.

Attest:                                 AEGON/Transamerica Series Trust


/s/ Kathleen Mullarkey                  By: /s/ Glenn Brightmman
-------------------------------------       ------------------------------------
Kathleen Mullarkey                          Glenn Brightmann
Paralegal                                   Vice President


Attest:                                 AFSG Securities Corporation


/s/ Kathleen Mullarkey                  By: /s/ Kyle A. Keelan
-------------------------------------       ------------------------------------
Kathleen Mullarkey                          Kyle A. Keelan
Paralegal                                   Vice President


Attest:                                 Transamerica Capital, Inc.


/s/ Kathleen Mullarkey                  By: /s/ Robert Frederick
-------------------------------------       ------------------------------------
Kathleen Mullarkey                          Robert Frederick
Paralegal                                   Executive Vice President


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